CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Statement of Additional Information constituting part of this Post-Effective Amendment No. 36 to the registration statement on form N-1A (the "Registration Statement") of our report dated May 22, 1999, relating to the financial statements and financial highlights appearing in the April 30, 1999 Annual Report which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 27, 1999